Exhibit 10.2

GLOBAL POWER EQUIPMENT GROUP INC.

PERFORMANCE-BASED RESTRICTED SHARE UNIT AGREEMENT

Notice of Restricted Share Unit Award

Global Power Equipment Group Inc. (the “Company”) grants to the Grantee named below, in accordance with the terms of the Global Power Equipment Group Inc. 2015 Equity Incentive Plan (the “Plan”) and this Performance-Based Restricted Share Unit Agreement (the “Agreement”), the Target Number of Restricted Share Units set forth below, as of the Date of Grant set forth below.  Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan.

Name of Grantee:	[Name]
Date of Grant:	April 17, 2017
Target Number of Restricted Share Units:	[ ] Restricted Share Units
Performance Objectives:	Achievement of the Relative TSR Goal during the Performance Period, or achievement of the Stock Price Goal, each as determined in accordance with Exhibit A attached hereto.
Relative TSR Goal:

The Company’s achievement of a percentile ranking between the 25th and 75th percentile among the companies in the Comparator Group (as defined in Exhibit B attached hereto) for total shareholder return  for the Performance Period (as defined below), with total shareholder return calculated for the Company and each company in the Comparator Group based on the average closing share price per common share over the last five trading days prior to the Date of Grant compared to the average closing share price over the last five trading days in the Performance Period, plus deemed re-investment of dividends and assuming that any dividends with ex-dividend dates during the calculation period are reinvested on the ex-dividend date.

Performance Period:	The period beginning on the Date of Grant and ending on March 31, 2019
Stock Price Goal:	The Company’s achievement of a trading price per Share greater than or equal to $6.00 for any period of 30 consecutive trading days during the three-year period ending on March 31, 2020.

Terms of Agreement

1.Grant of Restricted Share Units. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant, the Target Number of Restricted Share Units set forth above (“Restricted Share Units”).  Each Restricted Share Unit shall represent the contingent right to receive one Share and shall at all times be equal in value to one Share. The Restricted Share Units shall be credited in a book entry account established for the Grantee until payment in accordance with Section 4 hereof (or forfeiture in accordance with Section 3 hereof).

2.Vesting of Restricted Share Units.

(a)         In General.  Subject to the Grantee’s compliance with the restrictions of Section 8 hereof, or the terms of the Restrictive Covenants Agreement (as defined in Section 8) or of any separately executed covenant not to compete with the Company, as applicable, and the achievement of one or both of the Performance Objectives, all a portion or a multiple of the Target Number of Restricted Share Units shall become vested as follows:

(i)         Relative TSR Goal Achieved during the Performance Period.  If and to the extent that the Relative TSR Goal is achieved during the Performance Period, as certified by the Committee after the end of the Performance Period, then a percentage (between 25% and 150%) of the Target Number of Restricted Share Units shall become vested, effective as of the last day of the Performance Period,  as determined in accordance with Exhibit A attached hereto, provided that the Grantee shall have remained in the continuous employ of the Company or a Subsidiary through the last day of the Performance Period.

(ii)         Stock Price Goal Achieved.  If the level of achievement of the Relative TSR Goal during the Performance Period is below the “target” performance level set forth on Exhibit A attached hereto but the Stock Price Goal is achieved, as certified by the Committee, then all or a portion of the Target Number of Restricted Share Units shall become vested, effective as of the later of the last day of the Performance Period or the date (not later than March 31, 2020) that the Stock Price Goal is achieved,  as determined in accordance with Exhibit A attached hereto, provided that the Grantee shall have remained in the continuous employ of the Company or a Subsidiary through the last day of the Performance Period or, if later, the date that the Stock Price Goal is achieved.

(b)         Continuous Employment.  For purposes of this Section 2, the continuous employment of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of his or her employment among the Company and its Subsidiaries.

(c)         Involuntary Termination or Termination for Good Reason.  If, prior to the date that a Performance Objective is achieved, the Grantee’s employment with the Company or a Subsidiary is terminated (i) by the Company or a Subsidiary without Cause (as defined in the Plan) or by reason of the Grantee’s Disability (as defined in the long-term disability plan of the Company or a Subsidiary applicable to the Grantee), (ii) by the Grantee for Good Reason (as defined in the Plan), or (iii) as a result of the Grantee’s death, then, provided that, within forty-five (45) days after such termination, the Grantee (or the Grantee’s estate, beneficiary or other successor) shall have executed and delivered a release of claims in a form provided by the Company and such release of claims shall have become effective and irrevocable in accordance with its terms, the Grantee shall become vested in a  prorated portion of the Restricted Share Units equal to (x)  the number of Restricted Share Units that would have become vested had the Grantee remained employed with the Company or a Subsidiary through the date that such Performance Objective is achieved, based upon the Company’s actual achievement of the Performance Objectives, multiplied by (y)

a fraction, the numerator of which is the number of days of continuous employment completed by the Grantee after the Date of Grant and the denominator of which is 713 (or such larger number of days in the period from the Date of Grant to the date that the Performance Objective is achieved).

(d)         Change in Control.  The provisions of Section 21 of the Plan shall apply in the event of a Change in Control.

3.Forfeiture of Restricted Share Units.

(a)         Forfeiture of Unvested Award.  The Restricted Share Units that have not yet vested pursuant to Section 2 (and any right to unpaid Dividend Equivalents under Section 7 with respect to the Restricted Share Units), shall be forfeited automatically without further action or notice if (i) the Grantee ceases to be employed by the Company or a Subsidiary prior to the last day of the Performance Period, except as otherwise provided in Section 2; (ii) the Grantee breaches any of the restrictions of Section 8 hereof, the Restrictive Covenants Agreement or of any separately executed covenant not to compete with the Company, as applicable; or (iii) the Company fails to achieve either of the Performance Objectives.

(b)         Repayment of Award.  The Restricted Share Units shall be subject to the provisions of Section 20 of the Plan regarding forfeiture and repayment of awards in the event of (i) the Grantee engaging in Detrimental Activity, (ii) the Grantee’s breach of any of the restrictions of Section 8 hereof, the Restrictive Covenants Agreement (as defined herein) or of any separately executed covenant not to compete with the Company, as applicable, or (iii) as provided pursuant to the Company’s Compensation Recovery Policy.  Clause (iii) of the immediately preceding sentence shall be construed as a return of consideration due to your violation of your promises under Section 8 of this Agreement, the Restrictive Covenants Agreement or any separately executed covenant not to compete with the Company, as applicable, and not as a liquidated damages clause.  Nothing contained herein shall eliminate, reduce or compromise (x) the Company’s right to assert that the restrictions provided for in Section 8 of this Agreement, the Restrictive Covenants Agreement or any separately executed covenant not to compete with the Company, as applicable, are fully enforceable as written, or as modified by a court of competent jurisdiction as provided therein, (y) the application of temporary or permanent injunctive relief as a fully appropriate and applicable remedy to enforce the restrictions as provided therein, or (z) the Company’s right to pursue other remedies at law or in equity.  This Section 3(b) shall survive and continue in full force in accordance with its terms and the terms of the Plan notwithstanding any termination of the Grantee’s employment or the payment of the Restricted Share Units as provided herein.

4.Payment of Vested Restricted Share Units.  Except as otherwise provided in Section 14 of this Agreement, the Company shall deliver to the Grantee the Shares underlying any vested Restricted Share Units within seventy (70) days following the last day of the Performance Period (or within seventy (70) days following such later date as any Restricted Share Units become vested pursuant to this Agreement).

5.Transferability.  The Restricted Share Units may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, unless otherwise provided under the Plan. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Share Units.

6.Dividend, Voting and Other Rights.  The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares underlying the Restricted Share Units until such Shares have been delivered to the Grantee in accordance with Section 4 hereof. The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, subject to the terms and conditions of this Agreement and the Plan, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7.Payment of Dividend Equivalents.  Upon payment of a vested Restricted Share Unit, the Grantee shall be entitled to a cash payment (without interest) equal to the aggregate cash dividends declared and payable with respect to one (1) Share for each record date that occurs during the period beginning on the Date of Grant and ending on the date the vested Restricted Share Unit is paid (the “Dividend Equivalent”).  The Dividend Equivalents shall be forfeited to the extent that the underlying Restricted Share Unit is forfeited and shall be paid to the Grantee, if at all, at the same time that the related vested Restricted Share Unit is paid to the Grantee in accordance with Section 4.

8.Non-Solicitation; Confidentiality; Ownership of Work Product.  In the event that the Grantee is a party to one or more separately executed agreements with the Company, the terms of which restrict (w) the Grantee’s ability to solicit customers of the Company, (x) the Grantee’s ability to solicit employees of the Company, (y) the Grantee’s ability to use or disclose confidential information or trade secrets of the Company, or (z) the ownership of works (collectively, the “Restrictive Covenants Agreement”), then the terms of such applicable restriction or restrictions in the Restrictive Covenants Agreement shall govern in lieu of the corresponding restriction or restrictions set forth in Sections 8(a), 8(b), 8(c) or 8(d) hereof, respectively.  In consideration of, and as a condition to, the Grantee’s employment by the Company, the grant of the Restricted Share Units, a portion of the compensation and other benefits to be paid to the Grantee during such employment, the potential disclosure to the Grantee of Confidential Information (as hereinafter defined) in connection with such employment and other good and valuable consideration, the Grantee and the Company agree as follows:

(a)         Non-Solicitation of Customers.  During the Grantee’s employment by the Company and for one (1) year after the date the Grantee’s employment ends for any reason (the “Restricted Period”), the Grantee hereby covenants and agrees that the Grantee shall not (in a capacity where the Grantee could use specialized knowledge, training, skill or expertise, Confidential Information (as defined herein), or customer contacts or information obtained from the Company to the detriment of the Company), either directly or indirectly, individually, on behalf of or in concert with others, or as an owner, a shareholder, partner, director, officer, employee, agent or advisor of any business or entity, undertake or engage in any of the following activities without the prior written consent of the Company: solicit, call on or in any manner cause or attempt to cause any Customer (as defined herein) to divert, terminate, limit, modify or fail to enter into any existing or potential business relationship with the Company.  For purposes of this Section 8(a), “Customer” shall mean any customer or client of the Company that (i) the Grantee solicited during the 12-month period prior to termination of the Grantee’s employment with the Company, (ii) the Grantee knows to have done business with the Company during the 12-month period prior to termination of the Grantee’s employment, or (iii) the Grantee had been provided or had access to Confidential Information during the Grantee’s employment with the Company.

(b)         Non-Solicitation of Employees.  During the Restricted Period, the Grantee hereby covenants and agrees that the Grantee shall not (either directly or indirectly, individually, on behalf of or in concert with others, or as an owner, shareholder, partner, director, officer, employee, agent or advisor of any business or entity) solicit, recruit, induce, entice, endeavor or assist in any effort to cause any person employed by the Company to end such person’s employment with the Company (whether or not such person would commit a breach of contract by accepting such other employment).

(c)         Confidentiality.

(i)         The Grantee acknowledges that in the course of the Grantee’s employment by the Company,  the Grantee will be exposed to considerable proprietary, confidential and trade secret information relating to the  business and  operations of the Company.  The Grantee understands that the Company has expended, and will continue to expend time, money, and effort to develop and maintain its confidential, proprietary and trade secret information which, if misused or disclosed, could be harmful to the Company’s business and could cause the Company to lose its competitive edge in the marketplace.  The Grantee understands that the Company desires to protect its business and to avoid competition with the Grantee in the event that the Grantee ever leaves the employ of the Company, whether voluntarily or involuntarily.

(ii)         During the Grantee’s employment by the Company, and after termination of the Grantee’s employment with the Company, for any reason, whether voluntary or involuntary, the Grantee will hold in a fiduciary capacity for the benefit of the Company all information, knowledge or data relating to the Company or any of its businesses which the Company considers to be proprietary, trade secret or confidential that the Grantee obtains or has previously obtained during the Grantee’s employment by the Company and that is not public knowledge (other than as a result of the Grantee’s violation of this provision), including but not limited to the Company’s technology, business plans, business processes, methods of operations, customer information, including contacts, preferences, requirements, pricing, and other customer information, vendor information, financial information, pricing information and strategies,  and other business relationships (“Confidential Information”). The Grantee will not directly or indirectly use any Confidential Information for any purpose not associated with the activities of the Company, or communicate, divulge or disseminate Confidential Information to any person or entity not authorized by the Company to receive it at any time during or after the Grantee’s employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.

(iii)         Upon the request of the Company and, in any event, upon the termination of the Grantee’s employment with the Company, the Grantee shall deliver to the Company all property in the Grantee’s possession or control belonging to the Company, including but not limited to all keys, computers, credit cards, telephones, office equipment, software, and all Confidential Information of the Company.  The Grantee shall return all such information, including all memoranda, notes, records, manuals, files or other documents in any form whatsoever (including information contained in computer or other electronic memory or on any computer or electronic storage device), including all copies, pertaining to the performance of the Grantee’s services for the Company, the business of the Company, whether made or compiled by the Grantee or provided to or obtained by the Grantee at any time during the Grantee’s employment with the Company.  If the Company requests, the Grantee agrees to provide written confirmation that the Grantee has returned all such materials consistent with this provision.

(iv)         The restrictions stated in this Section 8 are in addition to and not in lieu of protections afforded to trade secrets and confidential information under Applicable Laws.   Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting the Company’s right under Applicable Laws to protect its trade secrets and confidential information.

(d)         Ownership of Work Product.

(i)         The Company shall own all Work Product (as defined herein).  All Work Product shall be considered work made for hire by the Grantee and owned by the Company.  The Grantee hereby irrevocably relinquishes for the benefit of the Company any moral rights in and to the Work Product recognized by Applicable Law.  If any of the Work Product may not, by operation of law, be considered work made for hire by the Grantee for the Company, or if ownership of all right, title, and interest in and to the intellectual property rights therein shall not otherwise vest exclusively in the Company, the Grantee hereby agrees to assign, and upon creation thereof automatically assigns, without further consideration, the ownership of all trade secrets, registered and unregistered copyrights under United States and international law, copyrightable material or works, patents, patentable inventions and other intellectual property rights therein to the Company, its successors and assigns.  The Company shall have the right to obtain and hold in its own name copyright registrations, trademark registrations, patents and any other protection available in the foregoing.

(ii)         The Grantee agrees to perform, upon the reasonable request of the Company, during or after employment such further acts as may be necessary or desirable to transfer, perfect, and defend the Company’s ownership of the Work Product, including but not limited to: (A) executing, acknowledging, and delivering any requested affidavits and documents of assignment and conveyance; (B) assisting in the preparation, prosecution, procurement, maintenance and enforcement of all copyrights and, if applicable, patents with respect to the Work Product in any countries; (C) providing testimony in connection with any proceeding affecting the right, title, or interest of the Company in any Work Product; and (D) performing any other acts deemed necessary or desirable to carry out the purposes of this Agreement.  The Company shall reimburse any reasonable out-of-pocket expenses incurred by the Grantee at the Company’s request in connection with the foregoing, including (unless the Grantee is otherwise being compensated at the time) a reasonable and pre-agreed per diem or hourly fee for services rendered following termination of the Grantee’s employment.

(iii)         For purposes of this Section 8, “Work Product” means all intellectual property rights including all trade secrets, registered and unregistered copyrights under U.S. and international law, copyrightable material or works, patents, patentable inventions, discoveries and improvements, and other intellectual property rights, in any technology software, data files documentation, or other work product that relates to the business and interests of the Company and that the Grantee conceives, develops, creates or delivers to the Company at any time during the Grantee’s employment with the Company.

(e)         Miscellaneous.

(i)         The Grantee acknowledges that the restrictions, prohibitions and other provisions in this Section 8 are reasonable, fair and equitable in scope, terms and duration, and are necessary to protect the legitimate business interests of the Company.  The terms and provisions of this Section 8 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected.  It is the intention of the parties to this Agreement that the potential restrictions on the Grantee imposed by Sections 8(a) and (b) be reasonable in scope and in all other respects.  If for any reason any court of competent jurisdiction shall find any provisions of this Section 8 unreasonable in scope or otherwise, the Grantee and the Company agree that the restrictions and prohibitions contained herein may be modified by a court of competent jurisdiction and shall be effective to the fullest extent allowed under Applicable Law in such jurisdiction.  The Grantee agrees to disclose the existence of this Agreement to any subsequent employer.

(ii)         The Grantee hereby agrees that any remedy at law for any breach or threatened breach of the provisions of this Section 8 will be inadequate and that the Company will be entitled to injunctive relief in addition to any other remedy the Company might have under this Agreement.  The Grantee hereby expressly acknowledges that the harm which might result to the Company’s business as a result of any noncompliance by the Grantee with the provisions of this Section 8 would be largely irreparable.  The parties agree that if the Company pursues legal action to enforce the terms and conditions of this Section 8 and obtains all or part of the relief sought, the Grantee shall be responsible for the reasonable attorney’s fees and costs of the Company in bringing such action.

(iii)         Notwithstanding any other provision of this Agreement or the Plan, the rights and obligations of the parties hereto, and any claims or disputes relating to this Section 8 shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflict of laws thereof.  Each party agrees that any action arising out of or relating to this Section 8 shall be brought exclusively in the state courts located in Dallas County, Texas and the United States District Court for the Northern District of Texas (Dallas Division), accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts, and irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action in those jurisdictions.

(iv)         For purposes of this Section 8, the term “Company” shall be deemed to include Global Power Equipment Group Inc., its Subsidiaries and affiliates, and all of their respective successors and assigns.

9.No Employment Contract.  Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Grantee, in each case with or without Cause.

10.Relation to Other Benefits.  Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

11.Taxes and Withholding.  The Grantee is responsible for any federal, state, local or other taxes with respect to the Restricted Share Units and the Dividend Equivalents.  The Company does not guarantee any particular tax treatment or results in connection with the grant or vesting of the Restricted Share Units, the delivery of Shares or the payment of Dividend Equivalents.  To the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with the delivery of Shares under this Agreement, then, except as otherwise provided below, the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the Fair Market Value of the Shares on the date of delivery); provided that in no event shall the value of the Shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. Notwithstanding the preceding sentence, the Grantee may elect, on a form provided by the Company and subject to any terms and conditions imposed by the Company, to pay or provide for payment of the required tax withholding.  If the Company or any Subsidiary is required to withhold any federal, state, local or other taxes at any time other than upon delivery of the Shares under this Agreement, then the Company or Subsidiary (as applicable) shall have the right in its sole discretion to (a) require the Grantee to pay or provide for payment of the required tax withholding, or (b) deduct the required tax withholding from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to the Grantee (other than deferred compensation subject to Section 409A of the Code).   If the Company or any Subsidiary is required to withhold any federal, state, local or other taxes with respect to Dividend Equivalents, then the Company or Subsidiary (as applicable) shall have the right in its sole discretion to reduce the cash payment related to the Dividend Equivalent by the applicable tax withholding.

12.Adjustments.  The number and kind of shares of stock deliverable pursuant to the Restricted Share Units are subject to adjustment as provided in Section 16 of the Plan.

13.Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Restricted Share Units; provided that, notwithstanding any other provision of this Agreement, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of any such law or listing requirement.

14.Section 409A of the Code.  It is intended that the Restricted Share Units and any Dividend Equivalents provided pursuant to this Agreement shall be exempt from, or comply with, the requirements of Section 409A of the Code, and this Agreement shall be interpreted, administered and governed in accordance with such intent.  To the extent necessary to give effect to such intent, the Grantee’s termination of employment shall mean, for purposes of this Agreement, the Grantee’s “separation from service” within the meaning of Section 409A of the Code.  In particular, it is intended that the Restricted Share Units and any Dividend Equivalents shall be exempt from Section 409A of the Code, to the maximum extent possible, pursuant to the “short-term deferral” exception thereto.  However, to the extent that the Restricted Share Units or any Dividend Equivalents constitute a deferral of compensation subject to the requirements of Section 409A of the Code (for example, because the Grantee’s governing employment agreement defines “Good Reason” in a manner such that the Grantee’s termination of employment for Good Reason following a Change in Control would not be treated as an involuntary separation from service for purposes of Section 409A of the Code), then the following rules shall apply, notwithstanding any other provision of this Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code:

(a)         The Company will deliver the Shares underlying any Restricted Share Units that become vested in accordance with this Agreement and pay any Dividend Equivalents with respect to those vested Restricted Share Units within seventy (70) days after the first to occur of (i) March 31, 2020; (ii) the occurrence of a Change in Control that is also a “change in the ownership,” a “change in the effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code; or (iii) the Grantee’s “separation from service” within the meaning of Section 409A of the Code; and

(b)         If the Restricted Share Units (and any related Dividend Equivalents) become payable as a result of the Grantee’s separation from service (other than as a result of the Grantee’s death) and the Grantee is a “specified employee” at that time within the meaning of Section 409A of the Code (as determined pursuant to the Company’s policy for identifying specified employees), the Company will deliver the Shares underlying the vested Restricted Share Units and pay any related Dividend Equivalents to the Grantee on the first business day that is at least six months after the date of the Grantee’s separation from service (or upon the Grantee’s death if the Grantee dies before the end of that six-month period).

15.Amendments.  Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.  Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect in a material way the rights of the Grantee under this Agreement without the Grantee’s consent unless the Committee determines, in good faith, that such amendment is required for the Agreement to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may be provided in the Plan.

16.Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

17.Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan. Except with respect to the provisions of the Restrictive Covenants Agreement and of any separately executed covenant not to compete with the Company expressly referenced herein, this Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. Except as otherwise provided in Section 8(e)(iii) hereof, in the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.  The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with the grant of the Restricted Share Units.

18.Successors and Assigns.  Without limiting Section 5, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

19.Governing Law.  Except as otherwise provided in Section 8 hereof, the interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

20.Use of Grantee’s Information.  Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third-party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

21.Electronic Delivery.  The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Senior Vice President, Chief Administrative Officer, General Counsel and Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

22.No Fractional Shares.  Fractional Shares or units will be subject to rounding conventions adopted by the Company from time to time; provided that in no event will the total shares issued exceed the total units granted under this award.

23.Legend.  The Grantee understands that each certificate evidencing the Shares underlying any vested Restricted Share Units will bear a legend in substantially the following form, which the Grantee has read and understands:

THESE SECURITIES HAVE NOT BEEN ISSUED PURSUANT TO A REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (WHICH TRANSACTION SHALL BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR OTHER APPLICABLE LAWS) OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

If the Shares are issued in uncertificated form, the Grantee agrees that such Shares may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the terms set forth in the legend above.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Date of Grant.

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ Terence J. Cryan
Name:	Terence J. Cryan
Title:	President and CEO

By executing this Agreement, you acknowledge that a copy of the Plan and the Company’s most recent Annual Report and Proxy Statement either have been received by you or are available for viewing on the Company’s internet site at www.globalpower.com, and you consent to receiving this information electronically, or, in the alternative, agree to contact Tracy Pagliara, the Company’s Senior Vice President, Chief Administrative Officer, General Counsel and Secretary, at 214-574-2709, to request a paper copy of this information at no charge.

GRANTEE

EXHIBIT A

Determination of Restricted Share Units Earned Based on Achievement of Relative TSR Goal

The number of Restricted Share Units, if any, earned based on the achievement of the Relative TSR Goal shall be a percentage (in no event exceeding 150%) of the Grantee’s Target Number of Restricted Share Units determined by the Committee (after the conclusion of the Performance Period and prior to payment of any vested Restricted Share Units) in accordance with the performance matrix below and the other applicable provisions of this Exhibit A:

Performance Matrix

Performance Level	The Company’s Relative Total Shareholder Return Percentile Rank	Percentage of Target Number of Restricted Share Units Earned
Maximum	75th %ile or above	150%
Target	50th %ile	100%
Threshold	25th %ile	25%
Below Threshold	< 25th %ile	0%

The payout for performance between threshold and target or between target and maximum will determined based on straight-line interpolation.

Notwithstanding the foregoing, if the Company’s total shareholder return for the Performance Period is negative, then the number of Restricted Share Units earned hereunder shall not exceed the Grantee’s Target Number of Restricted Share Units.

Further notwithstanding the foregoing, if the Company’s relative total shareholder return percentile ranking as of March 31, 2018  (with ending values determined based on the average closing share price over the last five trading days through and including March 31, 2018) is at or above the 25th percentile of the companies in the Comparator Group, then the percentage of the number of Restricted Share Units earned hereunder shall not be less than the threshold performance level (25% of the Grantee’s Target Number of Restricted Share Units).

Any Restricted Share Units earned in accordance with the foregoing are subject to vesting and forfeiture in accordance with the terms and conditions of the Agreement.

Determination of Restricted Share Units Earned Based on Achievement of Stock Price Goal

If the level of achievement of the Relative TSR Goal, as determined by the Committee in accordance with the foregoing provisions of this Exhibit A is below the target performance level, but the Stock Price Goal is achieved, as determined and certified by the Committee prior to payment of any vested Restricted Share Units, then a number of Restricted Share Units will be earned hereunder equal to the excess (if any) of the Grantee’s Target Number of Restricted Share Units over the number of Restricted Share Units (if any) earned under this Agreement based on the Company’s achievement of the Relative TSR Goal.

Any Restricted Share Units earned in accordance with the foregoing are subject to vesting and forfeiture in accordance with the terms and conditions of the Agreement.

EXHIBIT B

Comparator Group

For purposes of this Agreement, the “Comparator Group” shall consist of those companies set forth in the table below; provided that any such company that ceases to have shares publicly traded on a U.S. securities exchange before the end of the Performance Period as a result of an acquisition or going-private transaction will be automatically removed from the Comparator Group, and any such company that ceases to have shares publicly traded on a U.S. securities exchange before the end of the Performance Period in connection with a filing for bankruptcy protection will remain in the Comparator Group and will be deemed to have a total shareholder return (for purposes of determining the Company’s achievement of the Relative TSR Goal) of negative 100%.

COMPARATOR GROUP COMPANIES
AEROVIRONMENT INC
AROTECH CORP
ASTRONICS CORP
CPI AEROSTRUCTURES INC
DIGITALGLOBE INC
DUCOMMUN INC
KEYW HOLDING CORP
KRATOS DEFENSE & SECURITY
LMI AEROSPACE INC
MERCURY SYSTEMS INC
NATIONAL PRESTO INDS INC
SIFCO INDUSTRIES
SPARTON CORP
TASER INTERNATIONAL INC
AAON INC
BURNHAM HOLDINGS INC
CONTINENTAL BUILDING PRODS
CSW INDUSTRIALS INC
INSTEEL INDUSTRIES

COMPARATOR GROUP COMPANIES
PGT INC
QUANEX BUILDING PRODUCTS
SIMPSON MANUFACTURING
TREX CO INC
AMERESCO INC
ARGAN INC
GOLDFIELD CORP
GREAT LAKES DREDGE & DOCK CP
IES HOLDINGS INC
LAYNE CHRISTENSEN CO
NORTHWEST PIPE CO
NV5 GLOBAL INC
ORION GROUP HOLDINGS INC
STERLING CONSTRUCTION CO INC
ALLIED MOTION TECHNOLOGIES
AMERICAN SUPERCONDUCTOR CP
ENCORE WIRE
ENPHASE ENERGY INC
FUELCELL ENERGY INC
INTERNATIONAL WIRE GRP HLDGS
LSI INDUSTRIES INC
ORION ENERGY SYSTEMS INC
PLUG POWER INC
POWELL INDUSTRIES INC
PREFORMED LINE PRODUCTS CO

COMPARATOR GROUP COMPANIES
REVOLUTION LIGHTING TECHNLGS
SUNRUN INC
THERMON GROUP HOLDINGS INC
ULTRALIFE CORP
VICOR CORP
AZZ INC
BROADWIND ENERGY INC
PIONEER POWER SOLUTIONS INC
TPI COMPOSITES INC
RAVEN INDUSTRIES INC
LINDSAY CORP
ALAMO GROUP INC
AMERICAN RAILCAR INDS INC
BLUE BIRD CORP
COMMERCIAL VEHICLE GROUP INC
CONRAD INDUSTRIES INC
DOUGLAS DYNAMICS INC
FEDERAL SIGNAL CORP
FREIGHTCAR AMERICA INC
MANITEX INTERNATIONAL INC
MILLER INDUSTRIES INC/TN
SUPREME INDUSTRIES INC
TWIN DISC INC
ALBANY INTL CORP -CL A
ALTRA INDUSTRIAL MOTION CORP

COMPARATOR GROUP COMPANIES
ARC GROUP WORLDWIDE INC
CHART INDUSTRIES INC
CIRCOR INTL INC
COLUMBUS MCKINNON CORP
DMC GLOBAL INC
EASTERN CO
ENERGY RECOVERY INC
ESCO TECHNOLOGIES INC
FOSTER (LB) CO
FRANKLIN ELECTRIC CO INC
GENCOR INDUSTRIES INC
GORMAN-RUPP CO
GRAHAM CORP
HARDINGE INC
HURCO COMPANIES INC
KADANT INC
KEY TECHNOLOGY INC
LYDALL INC
MFRI INC
NN INC
OMEGA FLEX INC
PROTO LABS INC
RBC BEARINGS INC
STANDEX INTERNATIONAL CORP
STARRETT (L.S.) CO -CL A

COMPARATOR GROUP COMPANIES
SUN HYDRAULICS CORP
TENNANT CO
TRIMAS CORP
XERIUM TECHNOLOGIES INC
CAI INTERNATIONAL INC
CENTRAL STEEL & WIRE CO
ENVIROSTAR INC
FORTRESS TRANS INFRASTR INVS
GENERAL FINANCE CORP/DE
H&E EQUIPMENT SERVICES INC
HOUSTON WIRE & CABLE CO
HUTTIG BUILDING PRODUCTS INC
LAWSON PRODUCTS
NEFF CORP
TRANSCAT INC
WILLIS LEASE FINANCE CORP